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                                                                    Exhibit 10.9

                              EMPLOYMENT AGREEMENT

      Agreement, dated as of July 1, 1998, by and between IMX PHARMACEUTICALS, INC., a Utah corporation, having its principal place of business at 2295 Corporate Boulevard, Suite 131, Boca Raton, Florida 33431 (the "Corporation"), and GARY SPIELFOGEL, residing at 3070 Hampton Place, Boca Raton, Florida 33434 ("Executive").

                              W I T N E S S E T H:

      WHEREAS, the Corporation desires to employ Executive as an executive officer, and Executive is willing to accept such employment, all subject to the terms and conditions set forth herein:

      NOW, THEREFORE, in consideration of the premises and of the mutual agreement set forth herein, the parties hereto agree as follows:

      1. Employment and Term. Subject to the terms and conditions hereof, the Corporation hereby employs Executive, and Executive hereby accepts employment by the Corporation, for a period of three years commencing the date first written above (the "Term"). This Employment Agreement shall supersede the Employment Agreement dated March 16, 1997 between the Corporation and Executive.

      2. Duties. Executive shall serve the Corporation as its Executive Vice-President. Executive shall perform such duties as are incidental to the offices he holds and as may, from time to time, be assigned to him by the Board of Directors of the Corporation.

      3. Compensation.

            (a) As base compensation for the services to be rendered by Executive hereunder, the Corporation agrees to pay to the Executive the sum of $125,000 ("Base Salary").

            (b) The Base Salary shall be adjusted annually on or near each anniversary of this Agreement to reflect an increase, if any (but not a decrease). in the cost of living for the previous 12-month period as measured by the change in the Consumer Price Index published by the United States Department of Labor.

            (c) The Corporation is a party to a Limited Liability Company Agreement dated as of June 18, 1998 (the "LLC Agreement") with Medicis Partners Incorporated ("Medicis"). Pursuant to Section 9.1 of the LLC Agreement, Medicis has options on three successive years to acquire a portion of the Corporation's Percentage Interest (as defined in the LLC Agreement). In the event Medicis exercises its first option at a Sales Multiple (as defined in the LLC Agreement) of two or greater, the Executive shall receive a bonus of 5% of the aggregate option price received by the Company. In the event Medicis exercises its second

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and/or third option at a Sales Multiple of two or greater, the Executive shall receive a bonus of 3 1/2% of the aggregate option price for each of these options. Bonuses earned hereunder shall be paid to the Executive within 30 days after the option price is received by the Corporation.

            (d) The Corporation hereby grants to Executive options to purchase 50,000 shares of the Corporation's Common Stock under the Corporation's Long-Term Incentive Plan adopted by the Board of Directors of the Corporation on September 9, 1998 (the "Plan"). The options will be exercisable at a price of $1.75 per share and shall vest in four equal installments over a period of two years from the date hereof with the first installment vesting six months from the date hereof and each subsequent installment vesting at subsequent six-month intervals. The options shall also be subject to the standard terms and conditions of a Stock Option Agreement in the form customarily used by the Corporation in connection with its stock option grants.

      4. Benefits. The Corporation shall provide Executive with the following benefits:

            (a) He shall be entitled to a $600 per month car allowance for the Term of this Agreement, plus $400 per month for related car expenses, or the use of Corporation car.

            (b) He shall be entitled to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his obligations hereunder. The Corporation shall reimburse Executive for such expenses upon presentation to the Corporation, within a reasonable time after such expenses are incurred, of an itemized account of such expenses, together with such vouchers or receipts for individual expense items as the Corporation may from time to time require under its established policies and procedures.

            (c) He shall be entitled to participate in, or benefit from, in accordance with the eligibility and other provisions thereof, such medical insurance pension, retirement, life insurance, bonus, profit-sharing, stock option, stock purchase or other fringe benefit plans or policies as the Corporation may make available to, or have in effect for, its executive personnel from time to time.

            (d) He shall be entitled to two weeks of vacation per year with pay, or such additional vacation time as Company policy dictates.

      5. Termination on Disability or Death.

            (a) In the event that Executive, due to physical or mental disability or incapacity, is unable to substantially perform his duties hereunder for a period of four successive months, the Corporation or Executive shall have the right to terminate this Agreement and Executive's employment hereunder upon 30-days prior written notice. During such time of disability and/or incapacity, Executive shall be fully compensated and shall be able to collect on any and all benefits in accordance with the terms to this Agreement and the Plan. In the event that Executive shall be able to and shall recommence rendering services and performing all of his


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duties hereunder within such 30-day notice period, such notice shall be vitiated. Executive's employment shall terminate immediately upon his death.

            (b) Upon termination of Executive's employment by reason of his death or disability as aforesaid, Executive, or in the case of Executive's death, Executive's personal representatives, shall be entitled to receive all base compensation earned or accrued to the date of such termination and not theretofore paid, less any benefits paid to Executive by reason of such disability.

      6. Termination for Certain Causes. In the event of the (i) willful and material misconduct of Executive in the performance of his duties hereunder,
(ii) willful and material breach of any provision of Sections 8 or 9, or (iii) conviction of the Executive for any felony under federal or state law, this Agreement and Executive's employment hereunder may be terminated by the Corporation without prior notice. Executive's refusal to move out of the State of Florida at Corporation's request shall not constitute grounds to terminate under this paragraph.

      7. Change of Control. In order to protect the Executive against the possible consequences and uncertainties of a Change of Control of the Corporation (as hereinafter defined):

            (a) If, during the term of this Agreement, the Executive's employment is terminated by the Corporation at any time subsequent to a Change of Control other than for the causes set forth in Paragraph 6, then in such event the Corporation shall pay the Executive all amounts due to Executive pursuant to this Agreement, for the entire term of this Agreement. The base salary of the Executive in effect at the time of termination pursuant to this Paragraph 7(a) shall remain in effect for the remaining term of this Agreement. All benefit provided to Executive pursuant to this Agreement shall continue to be provided to Executive for the entire term of this Agreement.

            (b) For purposes of this Paragraph 7, in the event, following a change of Control, the Executive shall resign from his employment with the Corporation within 30 calendar days after he has obtained actual knowledge of any significant and material change or proposed change in his title or nature of duties, in each instance without his prior consent, such resignation shall be deemed to be a termination of employment by the Corporation for purposes of Paragraph 7(a) of this Agreement.

            (c) As used in this Paragraph 7, a "Change of Control" shall be deemed to have occurred if (i) any "person" or "group of persons" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, or securities of the Corporation representing more than 50% of the Corporation's then outstanding securities having the right to vote on the election of directors, or (ii) if directors constituting a majority of the Board of Directors are elected to the Board of Directors without the recommendation or approval of the incumbent Board of Directors.


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      8. Confidentiality.

            (a) Executive understands and hereby acknowledges that as a result of his employment with the Corporation, he will necessarily become informed of, and have access to, certain valuable and confidential information of the Corporation and any of its subsidiaries, joint ventures and affiliates, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, identity of customers and suppliers, and that such information, even though it may be developed or otherwise acquired by Executive, is the exclusive property of the Corporation to be held by Executive in trust and solely for the Corporation's benefit. Accordingly, Executive hereby agrees that he shall not, at any time, either during or subsequent to his employment hereunder, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Corporation's confidential information without the prior written consent of the Corporation, except to responsible officers and employees of the Corporation and other responsible persons who are in contractual or fiduciary relationship with the Corporation or who have a need for such information for purposes in the interest of the Corporation, and except for such information for purposes in the interest of the Corporation, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Executive.

            (b) Upon the termination of his employment with the Corporation for any reason whatsoever, Executive shall promptly deliver to the Corporation all drawings, manuals, letters, notes, notebooks, reports and copies thereof, and all other materials, including, without limitation, those of a secret and confidential nature, relating to the Corporation's business which are in Executive's possession or control.

      9. Non-Competition. Executive agrees that, during the term of this Agreement and for a period of one year after the expiration or termination for any cause of his employment with the Corporation, he shall not, anywhere in the United States of America or elsewhere in the world (or in such small area or for such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Executive), directly or indirectly:

            (i) engage in a competitive line of products that the Corporation currently sells or is in the process of developing for future sale, either for his own account or with or for anyone else;

            (ii) solicit or attempt to solicit business of any customers of the Corporation for products or services the same or equivalent to those offered, sold, produced or under development by the Corporation;

            (iii) otherwise divert or attempt to divert from the Corporation any business whatsoever;

            (iv) solicit or attempt to solicit for any business endeavor any employee of the Corporation;


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            (v) interfere with any business relationship between the Corporation and any other person; or

            (vi) render any services the same or equivalent to those offered, sold, produced or under development by the Corporation as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a stockholder, partner, lender or otherwise in, any person which is so engaged.

Notwithstanding anything to the contrary contained in this Section 9, the provisions hereof shall not prevent the Executive from purchasing or owning up to 5% of the voting securities of any corporation, the stock of which is publicly traded.

      10. Remedies. Because the Corporation does not have an adequate remedy at law to protect its business from Executive's competition or to protect its interests in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Sections 8 or 9, be available to the Corporation. In the event the parties must file or defend a claim regarding such breach, and in addition to any other remedies, the prevailing party shall be entitled to receive from the other party payment of, or reimbursement for, its reasonable attorneys' fees and disbursements incurred in enforcing any such provision.

      11. Entire Agreement. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof. This Agreement may not be changed or terminated orally, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; provided, however, that Executive's compensation may be increased at any time by the Corporation without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement of such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

      12. Successors and Assigns. Neither party shall have the right to assign this personal Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Corporation to another corporation, or upon the merger or consolidation of the Corporation with another corporation, this Agreement shall inure to the benefit of, and be binding upon, both Executive and the corporation purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other corporation were the Corporation. Subject to the foregoing,


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this Agreement shall inure to the benefit of, and bind, the parties hereto and their legal representatives, heirs, successors and assigns.

      13. Additional Acts. Executive and the Corporation each agrees that he or it shall, as often as requested to do so, execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

      14. Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

      15. Construction. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions hereof. References in this Agreement to Sections are to the sections of this Agreement.

      16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

      17. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court or tribunal of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

      18. Governing Law. This Agreement is made and executed and shall be governed by the laws of the State of Florida (excluding rules relating to conflict of laws).


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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                                          IMX PHARMACEUTICALS, INC.


                                          By: ________________________________
                                              WILLIAM A. FORSTER, President


                                          ____________________________________
                                          GARY SPIELFOGEL, Executive


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